May 20, 2013

Robert McCullough, Jr.

227 S. Ridgewood Rd.

Kentfield, CA 94904

Robert:

1.             Cytocore, Inc., a Delaware corporation (the “Company”), hereby agrees to issue to you (the “Stockholder”) 162,500,000 shares of the common stock, $0.001 par value per share (the “Shares”), of the Company in connection with the Stockholder’s capital contribution of the outstanding loan in the amount of $3.25 million payable by the Company to the Stockholder (the “Loan”). In order to induce the Company to issue the Shares to the Stockholder, the Stockholder hereby acknowledges, represents and warrants to, and covenants and agrees as follows:

A.	The Shares are being acquired for the Stockholder's own account for investment purposes only and not with a view to, or with any present intention of, distributing or reselling any of such Shares;

B.	The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any applicable state securities or blue sky laws, are “restricted securities,” as that term is defined under the Securities Act and the rules and regulations promulgated thereunder, and may not be sold or otherwise transferred absent registration under the Securities Act and any applicable state securities or blue sky laws or the availability of exemptions therefrom in the opinion of counsel acceptable to the Company;

C.	The Stockholder has such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that it is capable of evaluating the merits and risks of this acquisition of the Shares, and the Stockholder has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon the Company for legal or tax advice related to this Agreement; Stockholder has consulted with its legal counsel, accountant and/or business adviser as to the legal, accounting, tax and related matters in connection with this Agreement;

D.	The Stockholder acknowledges that it has had access to and has reviewed all documents and records relating to the Company that it has deemed necessary in order to make an informed investment decision with respect to the acquisition of the Shares including, but not limited to, the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2013, any Annual Report on SEC Form 10-K, Quarterly Report on SEC Form 10-Q, or Current Report on SEC Form 8-K filed with the SEC before the date this Agreement is executed; that it has had the opportunity to ask representatives of the Company certain questions and request certain additional information regarding the finances, operations, business and prospects of the Company and has had any and all such questions and requests answered to his satisfaction; and that he understands the risks and other considerations relating to such acquisition;

E.	The certificates evidencing the Shares shall have endorsed thereon the following legend (and appropriate notations thereof will be made in the Company's stock transfer books):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PURSUANT TO WRITTEN OPINION OF UNITED STATES COUNSEL OF RECOGNIZED STANDING, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT.

F.	The Stockholder represents to the Company that any information which the undersigned has heretofore furnished or furnishes herewith to the Company or which appears in any documents or agreements pursuant to which the Shares were issued, is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws (including, but not limited to, the Securities Act) in connection with the issuance of the Shares as described herein.

2.             The Stockholder acknowledges and agrees that the Company and the Stockholder have valued the Shares at $.02 per Share. Stockholder further acknowledges and agrees that it shall be the sole responsibility of the Stockholder to file the requisite income tax forms and/or returns and to make and/or withhold the necessary deductions, if any, as are required by law or applicable regulations.

3.             The Stockholder does hereby fully and irrevocably remise, release and forever discharge the Company, and its subsidiaries, directors, officers, shareholders, affiliates, employees, agents, attorneys, accountants, successors and assigns (collectively, the “Released Parties”), of and from any and all manner of claims, actions, causes of action, grievances, liabilities, obligations, promises, damages, agreements, rights, debts and expenses (including claims for attorneys' fees and costs), of every kind, either in law or in equity, whether contingent, mature, known or unknown, or suspected or unsuspected, including, without limitation, any claims arising under any federal, state, local or municipal law, common law or statute, whether arising in contract or in tort, and any claims arising under any other laws or regulations of any nature whatsoever, that the Releasing Party ever had, now has or may have, related to the Loan.

The Stockholder further agrees and covenants not to sue or to bring, or assign to any third person, any claims or charges against any of the Released Parties with respect to any matter covered by the release set forth in the previous paragraph, and not to assert against any of the Released Parties any action, grievance, suit, litigation or proceeding for any matter covered by the release set forth in the previous paragraph.

The Stockholder represents, warrants and covenants that it has not sold, assigned, transferred, or otherwise conveyed to any other person or entity all or any portion of its rights, claims, demands, actions, or causes of action herein released.

4.             Any notices required or permitted to be given under this Agreement shall be in writing and shall be personally delivered or sent by United States certified mail, return receipt requested, to the address of the party as set forth herein, or to such other address as either party shall notify the other in the manner set forth above. This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois. This Agreement contains the entire agreement between the parties with respect to its subject matter and shall supersede any prior agreements between the parties. This Agreement may not be modified except in writing signed by both parties. The rights and obligations of the Stockholder under this Agreement shall not be assigned without the prior written consent of the Company. If any of the provisions of this Agreement are or become invalid to any extent, such invalidity shall not affect the other provisions of this Agreement and the parties shall accept a provision which reflects as closely as possible the intention of the invalid provision.

This letter may be executed in counterparts and delivered via facsimile or pdf, which shall be deemed to be an original.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this letter on this 20th day of May, 2013.

CYTOCORE, INC.

By:	/s/ Richard A. Domanik, Ph.D
Name: Richard A. Domanik, Ph.D.
Title: Chief Operating Officer

Acknowledged and Agreed
as of May 20, 2013

Stockholder

/s/ Robert McCullough, Jr.
Robert McCullough, Jr.